UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Road , Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Settlement Agreement with AFB Fund, LLC, Louis Blumberg and Laurence Blumberg

On May 19, 2008, Cambridge Heart, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the AFB Fund, LLC (“AFB”), Louis Blumberg and Laurence Blumberg relating to (i) AFB’s stockholder proposal seeking stockholder approval of a recommendation to the Company’s Board of Directors that the Company’s certificate of incorporation be amended to eliminate those provisions of the certificate of incorporation that provide for a staggered Board of Directors and to impose four-year term limits upon director service on the Board of Directors and (ii) the nomination of Louis Blumberg by AFB to serve on the Company’s Board of Directors in lieu of one of the Board of Directors’ nominees. In accordance with the terms of the Settlement Agreement, the Company expanded the size of the Board of Directors to create one new directorship and appointed Louis Blumberg to the Board of Directors to fill the newly created vacancy.

Under the Settlement Agreement, the Company agreed to submit and recommend a proposal to its stockholders at the Company’s 2009 annual meeting of stockholders to amend the Company’s certificate of incorporation in order to eliminate the staggered Board of Directors. If the stockholders approve this amendment, the Company agreed that it will use all reasonable efforts to eliminate the staggered Board at the Company’s 2009 annual meeting of stockholders, which means that the terms of all directors would expire at the Company’s 2009 annual meeting of stockholders and all directors would be elected at the 2009 annual meeting of stockholders to serve until the Company’s 2010 annual meeting of stockholders and until their successors are elected and qualified.

Under the Settlement Agreement, AFB agreed to terminate its potential proxy solicitation to elect Louis Blumberg as a member of the Board of Directors in lieu of a nominee recommended by the Board of Directors and to withdraw its stockholder proposal seeking stockholder approval of a recommendation that the Board of Directors amend the Company’s certificate of incorporation to eliminate the provisions providing for a staggered Board of Directors and to impose four-year term limits upon director service on the Board of Directors. AFB, Louis Blumberg and Laurence Blumberg also agreed through the 2008 annual meeting of stockholders not to conduct a proxy solicitation from the Company’s stockholders, otherwise engage in any course of conduct with the purpose of causing the stockholders to vote contrary to the recommendation of the Board of Directors on any matter presented to the stockholders for their vote, or otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence the management, the Board of Directors, policies and affairs of the Company, other than through Louis Blumberg, in his capacity as a member of the Board of Directors.

Under the Settlement Agreement, AFB, Louis Blumberg and Laurence Blumberg agreed to, and agreed to cause each of their affiliates to, cause all voting securities of the Company beneficially owned by them to be present at the 2008 annual meeting of stockholders for the purpose of establishing a quorum and to be voted at the annual meeting (i) for the director nominees recommended by the Board of Directors; (ii) for the other proposals set forth in the Company’s proxy statement for the annual meeting; and (iii) in accordance with the recommendation of the Board of Directors on any proposals of any other stockholder of the Company, including with regard to nomination of one or more nominees for election as director in opposition to the nominees of the Board of Directors at the annual meeting.

Concurrently with the execution of the Settlement Agreement, and as a condition to AFB’s execution of the Settlement Agreement, AFB and Robert Khederian have entered into an agreement (the “AFB Voting Agreement”) with respect to the nomination by AFB and Mr. Khederian of an individual to be elected as a director by the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and the election of such nominee to the Board of Directors by Mr. Khederian as the majority holder of

Series A Preferred. Under the AFB Voting Agreement, the election of such individual shall be subject to the reasonable approval of at least 50% of the Board of Directors of the Company (other than Mr. Khederian and Louis Blumberg).

Amendment No. 1 to the Voting Agreement with Robert Khederian

The Company’s certificate of incorporation provides that the holders of Series A Preferred, voting as a separate class, are entitled to elect up to four members of the Board of Directors and that at such time the total number of directors may not exceed nine. On December 14, 2007, the Company entered into an Amended and Restated Voting Agreement (the “Amended Voting Agreement”) with Mr. Khederian, who holds 67.6% of the outstanding Series A Preferred and Series A Warrants, including all of the outstanding Series A Preferred. Pursuant to the Amended Voting Agreement, Mr. Khederian agreed to vote all of his shares of Series A Preferred so as to elect up to three individuals who are nominated or recommended for election as Series A Preferred directors by a majority of the Board, provided that, in the case of each such director, the Board has determined that such individual qualifies as an independent director under the Nasdaq Marketplace Rules then in effect or such director is serving at the time of the election as the Chief Executive Officer of the Company. The other material terms of the Amended Voting Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2007.

On May 19, 2008, the Company and Mr. Khederian entered into Amendment No. 1 to the Amended Voting Agreement (the “Amendment”). Under the Amendment, Mr. Khederian agreed that, upon the request of the Board of Directors, Mr. Khederian would vote all of his shares of Common Stock and all of his shares of Series A Preferred in favor of any amendment to the Company’s certificate of incorporation in order to eliminate the staggered Board of Directors and any amendment to the certificate of incorporation to eliminate the rights of the holders of Series A Preferred, as a separate class, to elect any members of the Board of Directors. Furthermore, under the Amendment, Mr. Khederian agreed that any nomination made by Mr. Khederian, AFB or Louis Blumberg of an individual to be elected by the holders of Series A Preferred, as a separate class, to serve as a director of the Company pursuant to the AFB Voting Agreement will be subject to the reasonable approval of at least 50% of the members of the Board of Directors (other than Mr. Khederian and Louis Blumberg). Mr. Khederian also agreed that he would not vote his shares of Series A Preferred in favor of any nominee to be elected by the holders of Series A Preferred, as a separate class, unless such nominee is reasonably approved by at least 50% of the members of the Board of Directors (other than Mr. Khederian and Louis Blumberg).

Copies of the Settlement Agreement among the Company, AFB, Louis Blumberg and Laurence Blumberg and the Amendment between the Company and Robert Khederian are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2008, the Board voted to expand the number of directors of the Company from seven directors to eight directors. In connection with the expansion of the number of directors, the Board elected Louis Blumberg as a Class II director to serve until the annual meeting of the stockholders of the Company to be held in 2010 and until his successor is duly elected and qualified. Louis Blumberg was elected to the Board under the terms of the Settlement Agreement among the Company, AFB, Louis Blumberg and Laurence Blumberg described under Item 1.01 above.

In connection with his appointment as a director of the Company, Mr. Blumberg will be entitled to receive the standard fees in connection with meetings of the Board and the $15,000 annual retainer generally received by non-employee directors of the Company.

Item 9.01.	Financial Statements and Exhibits

Exhibit number	Description
10.1	Settlement Agreement among Cambridge Heart, Inc., AFB Fund, LLC, Louis Blumberg and Laurence Blumberg dated May 19, 2008

10.2	Amendment No. 1 dated May 19, 2008 to Amended and Restated Voting Agreement between Cambridge Heart, Inc. and Robert Khederian

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: May 23, 2008	By:	/s/ Vicenzo LiCausi
Vicenzo LiCausi Chief Financial Officer